EXHIBIT 32.1

                                  CERTIFICATION

         Pursuant to Section  906 of the Public  Company  Accounting  Reform and
Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), I, Claudio Gianascio, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that, to the best of his or her knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended June September 30, 2004, and to which this Certification is attached as Exhibit
99.1 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 5, 2004


S/ Claudio Gianascio
--------------------
Claudio Gianascio
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Oranco, Inc. and will be retained by Oranco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request

 THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.